                                                                    EXHIBIT 11.1



                               SEAMED CORPORATION



                      COMPUTATION OF NET INCOME PER SHARE



                                                                                          QUARTER ENDED
                                                    YEAR ENDED JUNE 30,                   SEPTEMBER 30,
                                           -------------------------------------     -----------------------
                                             1994          1995          1996          1995          1996
                                           ---------     ---------     ---------     ---------     ---------
Primary:
  Weighted average common shares
    outstanding..........................    454,324       530,681       606,353       551,289       671,797
  Class B and C convertible redeemable
    preferred stock classified as common
    stock equivalents....................  1,376,559     1,376,559     1,376,559     1,376,559     1,376,559
  Net effect of dilutive stock options
    based on the treasury stock method
    using average market price...........    280,650       288,786       253,996       267,975       320,575
  Net effect of dilutive stock warrant
    based on the treasury stock method
    using average market price...........         --            --            --            --         9,704
  Net incremental effect of stock options
    granted or exercised at less than the
    offering price during the 12 months
    prior to the Company's filing of its
    initial public offering, calculated
    using the treasury stock method at an
    offering price of $11 per share, and
    treated as outstanding for all
    periods presented....................    112,257       106,333        93,831       106,286        99,051
                                           ---------     ---------     ---------     ---------     ---------
  Total weighted average shares
    outstanding..........................  2,223,790     2,302,359     2,330,739     2,302,109     2,477,686
                                           =========     =========     =========     =========     =========
  Net income.............................  $1,007,278    $ 774,763     $1,240,454    $ 167,072     $ 486,584
  Less accretion of cumulative preferred
    stock dividends......................   (145,850)     (203,005)     (263,050)      (65,763)      (65,763)
                                           ---------     ---------     ---------     ---------     ---------
  Adjusted income for computation of
    primary net income per share.........  $ 861,428     $ 571,758     $ 977,404     $ 101,309     $ 420,821
                                           =========     =========     =========     =========     =========
  Primary net income per share...........  $    0.39     $    0.25     $    0.42     $    0.04     $    0.17
                                           =========     =========     =========     =========     =========
Fully diluted:
  Weighted average common shares
    outstanding..........................    454,324       530,681       606,353       551,289       671,797
  Weighted average of all convertible
    redeemable preferred stock
    outstanding..........................  2,543,363     2,734,403     2,934,029     2,934,029     2,934,029
  Net effect of dilutive stock options
    based on the treasury stock method
    using the greater of average or
    ending market price..................    298,916       289,178       261,165       267,975       356,385
  Net effect of dilutive stock warrants
    based on the treasury stock method
    using the greater of average or
    ending market price..................         --            --           586            --        16,803
  Net incremental effect of stock options
    granted or exercised at less than the
    offering price during the 12 months
    prior to the Company's filing of its
    initial public offering, calculated
    using the treasury stock method at an
    offering price of $11 per share, and
    treated as outstanding for all
    periods presented....................    112,257       106,287        91,110       106,286        97,388
                                           ---------     ---------     ---------     ---------     ---------
  Total weighted average shares
    outstanding..........................  3,408,860     3,660,549     3,893,243     3,859,579     4,076,402
                                           =========     =========     =========     =========     =========
  Net income.............................  $1,007,278    $ 774,763     $1,240,454    $ 167,072     $ 486,584
                                           =========     =========     =========     =========     =========
  Fully diluted net income per share.....  $    0.30     $    0.21     $    0.32     $    0.04     $    0.12
                                           =========     =========     =========     =========     =========
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